Exhibit 10.1

SECURED COMMERCIAL MORTGAGE LOAN NOTE

$35,000,000.00	Short Hills, New Jersey
May 25, 2006

FOR VALUE RECEIVED, the undersigned, KENSEY NASH CORPORATION, a Delaware corporation, having an address located at 735 Pennsylvania Avenue, Exton, Pennsylvania 19341 (hereinafter referred to as the “Borrower”) promises to pay to the order of CITIBANK, F.S.B., having an address located at 101 JFK Parkway, 4th Floor, Short Hills, New Jersey 07078 (hereinafter referred to as the “Lender”), the maximum principal amount of up to THIRTY-FIVE MILLION AND 00/100 ($35,000,000.00) DOLLARS (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Loan”), together with any and all principal, unpaid and accrued interest, fees, expenses and other sums, if any, due and owing to the Lender on May 25, 2016 (hereinafter, as such date may be extended, referred to as the “Maturity Date”). This Secured Commercial Mortgage Loan Note, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, shall be hereinafter referred to as this “Note”. Defined terms used herein shall have the meanings assigned and ascribed to such terms as set forth in Paragraph 46 below.

1. Proceeds of the Loan.

(i) Availability. Subject to the terms of this Note, and provided no Event of Default has occurred and is continuing, the Lender hereby agrees to make available to the Borrower, from time to time during the period from the Closing Date up through and including November 25, 2007, advances of proceeds of the Loan (hereinafter each referred to as an “Advance” and collectively referred to as the “Advances”); provided, however, that in no event shall the original aggregate principal amount of all Advances made by the Lender hereunder exceed $35,000,000.00. The Lender is hereby authorized to record the dates and amounts of each Advance made by the Lender, the dates and amounts of each payment or prepayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, the failure to make such notation(s) with respect to any Advance shall not limit or otherwise affect the obligation of the Borrower to the Lender under this Note. Any amounts prepaid or repaid under this Note may not be reborrowed.

(ii) Notice of Borrowing. Whenever the Borrower desires to borrow under this Note, the Borrower shall deliver to the Lender a Notice of Borrowing in the form attached hereto as Exhibit “A”, with all blanks and/or required information completed (hereinafter referred to as a “Notice of Borrowing”) no later than 11:00 A.M. (New York City, New York time) on the proposed Borrowing Date. The Notice of Borrowing shall specify (a) the Borrowing Date (which shall be a Business Day) in respect of the Advance, (b) the amount of the proposed Advance, and (c) the interest rate option elected. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Lender telephonic notice of any proposed Borrowing by the time required under this Paragraph 1(ii); provided, however, that such notice shall be confirmed in writing by delivery to the Lender promptly (but in no event later than the Borrowing Date of the requested Advance) of a Notice of Borrowing. Any Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to this Paragraph 1(ii) shall be irrevocable.

2. Interest Rate on the Loan.

(i) Interest Rate:

(a) The Loan shall bear interest computed daily on the outstanding principal balance thereof from the Closing Date until paid in full at one of the two (2) interest rate options described below. Notwithstanding any term, condition or provision of this Note to the contrary, all agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever (whether by reason of acceleration of the maturity dates of the Loan evidenced hereby or otherwise), shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum rate permitted by applicable law. As used in this Paragraph 2(i)(a), the term “applicable law” shall mean the law in effect as of the Closing Date; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, than this provision shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of this Note and the other Loan Documents to contract in strict compliance with the laws of the Commonwealth of Pennsylvania (unless otherwise expressly provided in the other Loan Documents) from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the outstanding principal balance of the Loan and not to the payment of interest. This provision shall control every other provision of this Note and the other Loan Documents.

(b) Interest Rate Options for the Loan:

(1) LIBO Rate Option. A fluctuating interest rate per annum (fixed for each day during the Interest Period only) equal to the LIBO Rate plus eighty-two basis points (0.82%). The Lender shall give prompt notice to the Borrower of the LIBO Rate, determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made by the Lender in good faith. The LIBO Rate shall be calculated in accordance with the Reserve Percentage, if the Lender is required to hold such reserves; or

(2) Prime Rate Option: A fluctuating interest rate per annum equal to the Prime Rate in effect from time to time, such interest rate to change at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

(ii) Conversion or Continuation.

(a) Subject to the provisions of Paragraph 4 hereof, the Borrower shall have the option (1) to convert at any time all (but not part) of the outstanding balance of the Loan from the Prime Rate Option to the LIBO Rate Option; or (2) to convert at any time all (but not part) of the outstanding balance of the Loan from the LIBO Rate Option to the Prime Rate Option; or (3) upon the expiration of any Interest Period, to continue all (but not part) of the Loan under the LIBO Rate Option, and the succeeding Interest Period of the continued Loan shall commence on the expiration date of the Interest Period applicable thereto; provided, however, that the Loan may not be continued at, or be converted into, the LIBO Rate Option when any Event of Default has occurred and is continuing.

(b) In the event the Borrower shall elect to convert or continue the Loan under this Paragraph 2(ii), the Borrower shall deliver a Notice of Conversion/Continuation to the Lender no later than 12:00 NOON (New York, New York time) (1) on the proposed conversion date, in the case of a conversion to the Prime Rate Option, and (2) on the Business Day which is two Business Days in advance of the proposed conversion/continuation date, in the case of a conversion to, or a continuation at the LIBO Rate Option. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day) and (B) the proposed interest rate option. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Lender telephonic notice of any proposed conversion/continuation by the time required under this Paragraph 2(ii)(b); provided, however, that such notice shall be confirmed in writing by delivery to the Lender promptly (but in no event later than the proposed conversion/continuation date) of a Notice of Conversion/Continuation. In the event the Borrower fails to provide the Lender with the requisite Notice of Conversion/Continuation for a conversion to, or a continuation of, the Loan, said Loan shall automatically be converted to, or continue at, the LIBO Rate Option.

(c) Any Notice of Conversion/Continuation for conversion to, or continuation of, the Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith.

(iii) Computation of Interest. Except as otherwise described in the last sentence of this Paragraph 2(iii), interest on the Loan shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on the Loan, the date of the making of the Loan or the first day of each Interest Period shall be included and the date of payment or the expiration date of each Interest Period shall be excluded; provided, however, that if the Loan is repaid on the same day on which it is made, one day’s interest shall be paid on the Loan.

(iv) Changes; Legal Restrictions. Except as provided in Paragraphs 4(iii) and (iv) of this Note with respect to certain determinations on Interest Rate Determination Dates, in the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority or (b) compliance by the Lender with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-Governmental Authority:

(a) does or may impose, modify, or hold applicable, in the determination of the Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Lender or any applicable lending office of the Lender (except to the extent that such reserve requirements are reflected in the definition of “LIBO Rate”); or

(b) does impose on the Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Loan or to reduce any amount receivable thereunder, then, in any such case, the Borrower shall pay to the Lender, upon demand and delivery to the Borrower by the Lender of the statement described in the next sentence, such amount or amounts (based upon an allocation thereof by the Lender to the financing transactions contemplated by this Note and effected by this Paragraph 2(iv)) as may be necessary to compensate the Lender for any such additional cost incurred or reduced amount received. The Lender shall deliver to the Borrower a written statement of the costs or reductions claimed and the basis therefor, and the allocation made by the Lender of such costs and reductions shall be final, conclusive, and binding upon the Borrower and the Lender, absent manifest error if made in good faith. If the Lender subsequently recovers any amount previously paid by the Borrower pursuant to this Paragraph 2(iv), the Lender shall, within thirty (30) days after receipt of such recovery and to the extent permitted by applicable law, pay to the Borrower the amount of any such recovery.

3. Payment of Principal and Interest; Prepayment.

(i) Payments of Principal and Interest. Subject to the terms, conditions and provisions set forth below, including without limitation, provisions relating to the “Default Rate” (as such term is hereinafter defined in Paragraph 7 below), the principal and interest on the Loan shall be due and payable as follows:

(a) Commencing on June 25, 2006 and continuing on the twenty-fifth (25th) day of each and every month thereafter up through and including the Maturity Date, the Borrower shall pay to the Lender interest on the outstanding principal amount of this Note, in arrears, at the rate of interest selected by the Borrower pursuant to Paragraph 2 above.

(b) Commencing on December 25, 2007 and continuing on the first (1st) day of each and every month thereafter up through and including the Maturity Date, the Borrower shall pay to the Lender the outstanding principal amount of this Note in monthly installments, each in the amounts set forth and described on Schedule “A” attached hereto and made a part hereof.

(ii) Payment on the Maturity Date. The full and final payment of all principal, unpaid accrued interest, fees, costs, and expenses, if any, due and owing to the Lender on the Loan shall be made by the Borrower to the Lender on the Maturity Date. The Borrower may not reborrow any principal amount repaid or prepaid on the Loan.

(iii) Prepayment.

(a) The Borrower may, at any time and from time to time, voluntarily prepay the outstanding principal amount of this Note in whole or in part without prepayment premium or fee; provided that, any principal prepayment made by the Borrower shall be accompanied by the prepayment of any and all accrued and unpaid interest on the Loan being prepaid, together with any and all other fees, expenses, and sums due and owing thereunder, if any. Any such prepayments shall be applied to the monthly payments of principal due in the inverse order of priority.

(b) In connection with any prepayment pursuant to this Paragraph 3(iii), the Borrower shall further pay to the Lender the amounts described in Paragraph 4(v) below; provided, however, such amounts shall not be required to be paid by the Borrower in the event such prepayment is made on the expiration date of the then applicable Interest Period.

(c) Notwithstanding anything contained in this Paragraph 3(iii) to the contrary, in the event that any prepayments are made in connection with the voluntary termination of this Note and the prepayment in full of the Loan by the Borrower, such prepayments shall be made only upon ten (10) Business Days’ prior written notice to the Lender.

(d) Any notice of prepayment given to the Lender under this Paragraph 3(iii) shall specify the date of the prepayment and the aggregate principal amount of the prepayment.

(iv) Manner of Payment. All payments shall be made by the Borrower to the Lender at the Lender’s Short Hills, New Jersey principal office address stated above or such other place as the Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. The Borrower shall maintain a deposit account with the Lender, as described in Paragraph 9(xv) of this Note, from which all such payments shall be automatically deducted by the Lender, and the Borrower shall cause the balances in such deposit account to be sufficient to cover payments when due hereunder. The Borrower hereby authorizes and directs the Lender to charge such deposit account for any payment when such payment is due hereunder. Notwithstanding the foregoing to the contrary, the fact that at any time there are insufficient funds in said deposit account to make the full payment of any such payments due hereunder, shall not relieve the Borrower of its obligation to make such payments in a timely manner.

(v) Application of Payments. All payments shall be applied first to the payment of all fees, expenses, and other amounts due and owing to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that upon the occurrence and during the continuance of an Event of Default, payments will be applied to the obligations of Borrower to the Lender as the Lender determines in its sole and absolute discretion.

(vi) Payments on Non-Business Days. If this Note or any payment hereunder becomes due on a day which is not a Business Day, then the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

4. Special LIBO Rate Provisions Governing the Loan. Notwithstanding any term, condition or other provision of this Note to the contrary, if any, the following provisions shall govern with respect to the Loan when it is bearing interest at the LIBO Rate Option as to the matters covered herein:

(i) Determination of Interest Period. The following provisions shall apply to all Interest Periods:

(a) In the case of immediately successive Interest Periods applicable to the borrowing at the LIBO Rate Option, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Interest Period applicable to a borrowing at the LIBO Rate Option would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall expire on the immediately preceding Business Day;

(c) No Interest Period may terminate later than the Maturity Date; and

(d) There shall be no more than three (3) Interest Periods under this Note in effect at any one time in connection with the Loan.

(ii) Determination of Interest Rate. As soon as practicable after 11:00 A.M. (New York City, New York time) on any Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to the Loan for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone, promptly confirmed in writing) to the Borrower.

(iii) Interest Rate Unascertainable, Inadequate or Unfair. If, with respect to any Interest Period, the Lender determines that (a) deposits in United States dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, (b) adequate and reasonable means do not exist for ascertaining the LIBO Rate, (c) a contingency has occurred which materially and adversely affects the London interbank eurodollar market as a whole, or (d) the effective cost to the Lender of funding the Loan from a corresponding source of funds in the London interbank eurodollar market shall exceed the LIBO Rate which would then be applicable to the Loan, then the Lender shall forthwith give notice thereof (by telephone, promptly confirmed in writing) to the Borrower whereupon beginning on the last day of the then current Interest Period for the Loan and continuing until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (1) the right of the Borrower to elect to have the Loan bear interest at the LIBO

Rate Option shall be suspended, and (2) the Loan shall bear interest at the Prime Rate, notwithstanding anything contained herein to the contrary.

(iv) Illegality. (a) In the event that on any date the Lender shall have determined (which determination shall be final, conclusive, and binding upon the Borrower and the Lender, absent manifest error if made in good faith) that it has become unlawful as a result of the Lender’s good faith compliance with any law of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), to have the Loan bear interest at the LIBO Rate Option, then, and in any such event, the Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower of that determination.

(b) Upon the giving of the notice referred to in Paragraph 4(iv)(a) above, (1) the Borrower’s right to request of the Lender and the Lender’s obligation to fund the Loan at the LIBO Rate Option shall be immediately suspended, and the Lender shall fund the Loan, as part of any requested borrowing at the LIBO Rate Option, at the Prime Rate Option, and (2) if the Loan is then outstanding at the LIBO Rate Option, the Borrower shall immediately (or, if permitted by applicable Law, no later than the date permitted thereby, upon at least one Business Day’s written notice to the Lender) convert the Loan to bear interest at the Prime Rate Option.

(c) In the event that the Lender determines at any time following its giving of the notice referred to in Paragraph 4(iii) and/or Paragraph 4(iv)(a) hereof that the Lender may lawfully make loans which bear interest based at the LIBO Rate Option, the Lender shall promptly give notice (by telephone, promptly confirmed in writing) to the Borrower of that determination, whereupon the Borrower’s right to request of the Lender, and the Lender’s obligation to make, the Loan at the LIBO Rate Option, shall be restored.

(v) Compensation. In addition to such amounts as are required to be paid by the Borrower pursuant to Paragraph 2(i), Paragraph 2(iv), Paragraph 3 and Paragraph 7 hereof, the Borrower shall pay to the Lender, at the Lender’s request, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate the Lender for any and all losses, costs, expenses, and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund or maintain the Loan to the Borrower at the LIBO Rate Option) incurred as a result of: (a) any payment of the Loan while bearing interest at the LIBO Rate Option on a date other than the last day of the applicable Interest Period including, without limitation, any payment the Borrower is required to make hereunder, whether by acceleration or otherwise; (b) a conversion or continuation of the Loan while bearing interest at the LIBO Rate Option not occurring on a date specified therefor in a Notice of Conversion/Continuation or in a telephonic request for a conversion continuation or a successive Interest Period not commencing after notice therefor is given pursuant to Paragraph 2(ii)(b) above, (c) the consequences of any required conversion of the Loan to the Prime Rate Option resulting from any of the events indicated in Paragraphs 4(iii) or (iv) above; and/or (d) the consequence of any other failure by the Borrower to repay the Loan when bearing interest at the LIBO Rate Option when required by the terms of this Note. The Lender shall deliver to the Borrower a written statement as to such losses, expenses and liabilities which statement shall be conclusive as to such amounts in the absence of manifest error. Without limiting the foregoing, the Borrower shall further pay to the Lender a “yield maintenance fee” in an amount computed as follows: The current rate for United States Treasury securities (bills on an discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the then current Interest Period shall be subtracted from the LIBO Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining until the last day of the then current Interest Period. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury securities rate and the number of days remaining until the last day of the then current Interest Period. The resulting amount shall be the yield maintenance fee due to the Lender upon the prepayment of the Loan while bearing interest at an interest rate based upon the LIBO Rate. If by reason of an Event of Default, the Lender elects to declare this Note to be immediately due and payable, then any yield maintenance fee with respect to the Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

(vi) LIBO Rate Taxes. The Borrower hereby agrees that:

(a) provided the Borrower shall have received a written request therefor, together with a certificate setting forth the basis therefor and calculation thereof, the Borrower will pay, promptly on demand, all present and future stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loan solely as a result of the interest rate being determined by reference to the LIBO Rate or the provisions of this Note relating to the LIBO Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of the Loan when the interest rate is determined by reference to the LIBO Rate (all such taxes, levies, costs and charges being herein collectively referred to as “LIBO Rate Taxes”), excluding any of the foregoing arising out of the gross negligence or willful misconduct of the Lender; provided, however, that LIBO Rate Taxes shall not include net income or franchise taxes imposed by any Governmental Authorities. The Borrower shall also pay such additional amounts equal to increases in LIBO Rate Taxes attributable to payments made by the Borrower pursuant to this clause (a). Promptly after the date on which payment of any such LIBO Rate Tax is due pursuant to the preceding sentence, the Borrower shall, at the request of the Lender, furnish to the Lender evidence, in form and substance satisfactory to the Lender, that the Borrower has met its obligations under this Paragraph 4(vi); and

(b) the Borrower shall indemnify the Lender against, and reimburse the Lender on demand for, any LIBO Rate Taxes paid by the Lender in respect of the Loan, as determined by the Lender in its reasonable business judgment; provided, however, that if the Lender subsequently recovers, or receives a net tax benefit with respect to, any amount of LIBO Rate Taxes previously paid or indemnified by the Borrower pursuant to this Paragraph 4(vi)(b) or clause (a) above, the Lender shall, within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the amount of any such recovery or net tax benefit. The amount of LIBO Rate Taxes due pursuant to the provisions of this clause (b) shall only be payable to the extent such LIBO Rate Taxes exceed the amount paid pursuant to clause (a) of this Paragraph 4(vi).

(vii) Affiliates Not Obligated. Unless expressly provided herein, no eurodollar affiliate or other affiliate of the Lender shall be deemed a party to this Note or shall have any rights, liabilities, or obligations under this Note.

5. Right to Accelerate. Upon the occurrence of any Event of Default, at the option of the Lender, the entire outstanding principal balance of this Note, together with all accrued, unpaid interest due pursuant to this Note and the other Loan Documents shall become and be immediately due and payable without further notice, demand, or presentment for payment and thereupon interest on the principal amount of this Note shall thereafter be computed at the “Default Rate” (as such term is hereinafter defined in Paragraph 7 below). The Lender shall have any and all rights and remedies as provided for in this Note and/or in any of the other Loan Documents and by law.

6. Agreement to Pay Attorneys’ Fees and Expenses. The Borrower shall pay on demand all expenses of the Lender in connection with the preparation, administration, default, collection, waiver, forbearance, or amendment of Loan terms, or in connection with the Lender’s exercise, preservation, or enforcement of any of its rights, remedies, and/or options hereunder, including, without limitation, post-judgment collection costs and expenses, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any of the Collateral and the amount of all such expenses shall, until paid, bear interest at the interest rate applicable to principal hereunder (including, without limitation, the Default Rate) and be an obligation secured by all of the Collateral.

7. Default Rate. Notwithstanding the rate of interest and the payment dates specified in Paragraphs 2 and 3 hereof, effective immediately upon the occurrence of an Event of Default under Paragraph 19 hereof and for so long thereafter as any such Event of Default shall be continuing and to the extent permitted by law, the aggregate principal amount of the Loan then outstanding and, to the extent permitted by law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at a rate per annum equal to the lesser of (i) four percent (4.0%) per annum above the interest rate then in effect under this Note or (ii) the maximum rate of interest permitted by law (which increased rate of interest shall be hereinafter referred to as the “Default Rate”). The Borrower hereby acknowledges that (a) such Default Rate is a material inducement to the Lender to make the Loan available to the Borrower, (b) the Lender would not have made the Loan available to the Borrower in the absence of an agreement of the Borrower to pay such Default Rate, (c) such Default Rate represents compensation for increased risk to the Lender that the Loan will not be repaid, and (d) such Default Rate is not a penalty and represents a reasonable estimate of (1) the cost of the Lender in allocating resources (both personnel and financial) to the on-going review, monitoring, administration, and collection of the Loan and (2) compensation to the Borrower for losses that are difficult to ascertain.

8. Security for this Note.

(i) Collateral Documents. As security for this Note, the following documents and items of collateral have been furnished to the Lender (hereinafter all items described in subparagraphs (i)(a) through (i)(d) inclusive below shall be collectively referred to as the “Collateral Documents” and the real and personal property covered by the Collateral Documents shall be collectively be referred to as the “Collateral”):

(a) A certain Open-Ended Mortgage, Security Agreement, Assignment of Leases, and Fixture Filing dated of even date herewith (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Mortgage”), executed by the Borrower, as the mortgagor, in favor of the Lender, as the mortgagee, constituting a valid first lien in and to the Borrower’s fee simple estate and interest in and to that certain real property and fixtures consisting of 23.635 + acres of real property, together with all improvements located thereon (including a 202,000+ square foot office, research and distribution facility), located at 735 West Pennsylvania Avenue, in the Township of Upper Uwchlan, County of Chester, Commonwealth of Pennsylvania, which is also known as UPI# 32-3-81.1 (Lot 2) and UPI# 32-3-81.1A (Lot 2A) on the Tax Maps of the Township of Upper Uwchlan, County of Chester, Commonwealth of Pennsylvania (hereinafter referred to as the “Mortgaged Premises”); and

(b) A certain Absolute Assignment of Leases, Rents, Income and Profits dated of even date herewith (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Assignment of Leases”), executed by the Borrower, as the assignor, in favor of the Lender, as the assignee, pursuant to which the Borrower has assigned all of the Borrower’s rights, title and interests in and to all leases, rents, income, and profits with respect to the Mortgaged Premises; and

(c) A certain Assignment of Entitlements, Contracts and Insurance dated of even date herewith (hereinafter, as it may be from time to time amended, modified, renewed, substituted, and/or supplemented, referred to as the “Assignment of Entitlements”), executed by the Borrower, as the assignor, in favor of the Lender, as the assignee, pursuant to which Borrower has assigned all of the Borrower’s right, title and interest in and to any and all insurance, general contracts, subcontracts, governmental approvals, permits, performance bonds (whether in the form of cash, surety bonds, or letters of credit) and any and all other documents, agreements or governmental approvals related to the Mortgaged Premises; and

(d) A certain Environmental Indemnification Agreement dated of even date herewith (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Environmental Indemnity”), executed by the Borrower, as the indemnitor, in favor of the Lender, as the lender, pursuant to which the Borrower has made certain representations, warranties, and covenants with respect to the Mortgaged Premises.

(ii) Security Interest Granted. The Borrower hereby grants to the Lender a continuing security interest in all property of the Borrower now or hereafter in the possession of the Lender or any of its affiliates in any capacity whatsoever, as security for the payment of this Note and other liabilities of the Borrower to the Lender, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder and the proceeds of such property may be applied at any time and without notice to any of the Borrower’s liabilities.

9. Representations and Warranties; Covenants. To induce the Lender to lend the proceeds of the Loan to the Borrower pursuant to this Note, the Borrower hereby makes the following representations, warranties, and covenants:

(i) Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly authorized to conduct business, and is in good standing, in the Commonwealth of Pennsylvania.

(ii) Powers. The Borrower has all requisite power, authority and legal right (a) to borrow hereunder, (b) to execute and deliver this Note, the Mortgage, the Assignment of Leases, and all of the other Loan Documents to which it is a party and to consummate the transactions and perform its obligations hereunder and thereunder, and (c) to own its properties and assets and to carry on and conduct its business as presently conducted.

(iii) Authority. The execution, delivery and performance by the Borrower of this Note, the Mortgage, the Assignment of Leases, and all of the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Board of Directors of the Borrower.

(iv) No Conflict. Neither the execution and delivery of this Note, the Mortgage, the Assignment of Leases, or any of the other Loan Documents to which the Borrower is a party, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, except as contemplated or provided herein or therein, or is prevented by, limited by, conflicts with or will result in the breach or violation of a default (with due notice or passing of time or both) under the terms, conditions or provisions of (a) the Borrower’s certificate of incorporation and/or by-laws, (b) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which the Borrower is a party or by which the Borrower is bound, or (c) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Federal, state, county or municipal Governmental Authority to which the Borrower is subject.

(v) Litigation. There is no action, suit, proceeding, inquiry, hearing or investigation pending or, threatened in any court of law or in equity, or before or by any Federal, state, county or municipal Governmental Authority, wherein there is a reasonable probability that an unfavorable determination, decision, decree, ruling or finding would (a) result in any material adverse change in the business, assets, liabilities, financial condition, properties or operations of the Borrower or (b) materially adversely affect the transactions contemplated by this Note, the Mortgage or any of the other Loan Documents. The Borrower is not in violation of or in default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

(vi) Binding Obligations. Subject to the applicable bankruptcy laws or general principles of equity, this Note, the Mortgage and the other Loan Documents when executed and delivered by the Borrower shall constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

(vii) Financial Information. All information and financial and other data contained in financial statements and reports previously furnished by the Borrower to the Lender are true, correct and complete in all material respects as of the date of said statements and reports, and there has been no material adverse change with respect thereto since the dates thereof. No information has been omitted which would make the information previously furnished to the Lender by the Borrower not present fairly the financial position of the Borrower at their respective dates and the results of operations and changes in financial position for the periods to which it applies. Since the date of the last financial statements previously furnished to the Lender, there has been no material adverse change in the financial condition, business or operations of the Borrower.

(viii) Tax Returns. The Borrower has duly filed or caused to be filed all of its Federal, state and local tax reports and returns which are required to be filed by the Borrower and has paid or made provision for the payment of, all taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns, or otherwise pursuant to any assessment received by the Borrower, except such taxes, if any, as are being contested in good faith by the Borrower by appropriate proceedings (provided that such contest shall not result in the Borrower’s properties being subject to loss or forfeiture) and for which the Borrower has maintained adequate reserves with the Lender.

(ix) Title to Properties. The Borrower has good and marketable title to all of its properties and assets listed in the most recent financial statements delivered to the Lender on or prior to the date hereof (except (a) as otherwise expressly described in said financial statements and (b) those properties and assets disposed of since the date of said financial statements in the ordinary course of the Borrower’s business).

(x) Representations and Warranties. All statements, representations and warranties made by the Borrower in this Note, the Mortgage, and any of the other Loan Documents previously furnished or to be furnished by the Borrower to the Lender under this Note, (a) are and shall be true, correct and complete in all material respects, at the time they were made, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. The Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lender as a material inducement to make the Loan evidenced by this Note.

(xi) No Default Under Applicable Laws. The Borrower is not in violation of or default under any applicable Federal, state or local laws, ordinances, rules and/or regulations which materially and adversely affect the financial condition of the Borrower, and the Borrower is not in violation of or default in any respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which the Borrower is a party or by which the Borrower is bound, a default under which might have consequences that would materially adversely affect the Borrower’s financial condition or operations.

(xii) Broker’s Commission. No Person is entitled to receive from the Borrower any brokerage commission, finder’s fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Note. No brokerage or other fee, commission or compensation is to be paid by the Lender by reason of any act, alleged act or omission of the Borrower with respect to the transactions contemplated hereby.

(xiii) Ownership of the Mortgaged Premises. The Borrower holds the fee simple estate and interest in and to the Mortgaged Premises free and clear of any and all liens, encumbrances, pledges or security interests whatsoever, except for “Permitted Encumbrances” (as such term is defined herein). For purposes of this Note, the defined term “Permitted Encumbrances” shall be deemed to mean (a) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (b) liens for taxes, assessments or governmental charges the validity of which are being contested in good faith by the Borrower by appropriate proceedings, (c) liens created or contemplated by this Note, the Loan Documents or any other documents, agreement or instrument executed by the Borrower in connection with this Note, (d) liens in favor of or consented to by the Lender, including exceptions to the title described in that certain commitment issued by Lawyers Title Insurance Corporation dated March 10, 2006, Commitment No. 38460 (hereinafter referred to as the “Title Commitment”), as updated and continued through the date of this Note, and (e) liens approved in writing by and satisfactory to the Lender, in its sole and absolute discretion.

(xiv) Permits and Licenses. The Borrower has obtained all Federal, state, county and municipal licenses, certificates, authorization and permits required to be obtained by it with respect to the conducting of its business operations at the Mortgaged Premises, including, without limitation, those relating to solid or liquid disposal, hazardous waste or materials or other environmental health or safety matters, local health, elevator licenses and/or final unconditional certificates of occupancy. All such Federal, state, county and municipal licenses, certificates, authorizations and permits are presently valid, in full force and effect and sufficient to authorize the Borrower to conduct its business at the Mortgaged Premises and impose no materially burdensome restrictions on the Borrower.

(xv) Deposit Relationship. The Borrower shall, at all times during the term of the Loan, maintain an operating account with the Lender.

(xvi) Interest Rate Hedge. The Borrower shall, at all times during the term of the Loan, hedge at least fifty percent (50%) of the outstanding principal balance of the Loan through an interest rate protection product reasonably acceptable to the Lender.

10. Books and Records; Financial Statements.

(i) Maintenance of Financial Records. The Borrower shall keep and maintain, in accordance with generally accepted accounting principles, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and all items of income and expense in connection with the operation of the Mortgaged Premises. The Lender shall have the right from time to time during normal business hours to examine such books, records and accounts at the office of the Borrower or any other person maintaining such books, records and accounts and to make copies or extracts thereof as the Lender shall desire.

(ii) Financial Information. The Borrower shall, at its sole cost and expense, provide to, or caused to be provided to, the Lender the following financial statements and information:

(a) As soon as available, but in any event within seventy-five (75) days of the end of each fiscal year of the Borrower, “audited” statements of income, cash flows and stockholders’ equity for the Borrower for such fiscal year and a balance sheet for the Borrower as of the close of such fiscal year, together with the accompanying footnotes, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of an independent certified public accountant acceptable to the Lender, which opinion shall be signed by such accountant. The opinion of such accountant shall be free of exceptions or qualifications not acceptable to the Lender, and in any event shall be free of any exception or qualification which is of “going concern” or like nature or which relates to a more limited scope of examination. Such opinion shall in any event contain a written statement of such accountants substantially to the effect that (1) such accountants examined the financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (2) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower as of the end of such fiscal year, and the results of the Borrower’s operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year;

(b) Together with the annual financial statements described in Paragraph 10(ii)(a) above, a compliance certificate with calculations signed by an authorized officer of the Borrower, evidencing the Borrower’s compliance, as of the most recent test date, with the financial covenant set forth and described in Paragraph 11 below;

(c) As soon as available, but in any event within forty-five (45) days after the close of each of the first, second and third fiscal quarters of each fiscal year of the Borrower, “unaudited” management prepared statements of income and cash flows for the Borrower for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an “unaudited” balance sheet of the Borrower as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding dates and periods during the preceding Fiscal Year, and certified by an authorized officer of the Borrower as presenting fairly the financial position of the Borrower as of the end of such dates and fiscal periods and the results of its operations and cash flows for such fiscal periods, in conformity with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to normal and recurring audit adjustments;

(d) Notification of any proceedings, notices of violation, sanctions or warnings instituted against, or issued to, the Borrower by any Federal or state regulatory agency or Governmental Authority;

(e) Notification of the occurrence of any event which would violate any applicable Federal, state, or local environmental laws; and

(f) Any other financial statements, financial reports, or other information with respect to the Borrower and/or the Mortgaged Premises as the Lender may reasonably request from time to time.

11. Minimum Fixed Charge Coverage Ratio. The Borrower shall have on the last day of each fiscal quarter and each fiscal year (which covenant shall be tested at the end of the periods covered by the quarterly and annual financial statements which are to be provided to the Lender pursuant to this Note), a Fixed Charge Coverage Ratio equal to or greater than 1.50 -to- 1.0.

12. Use of Monies. The Borrower shall use the monies available to it under this Note for the purposes of replacing certain funds that were used by the Borrower to acquire the Mortgaged Premises and to finance the construction of the improvements on the Mortgaged Premises. The Borrower hereby covenants and agrees that it shall not use any proceeds of the Loan, in whole or in part, for the purpose of purchasing or carrying “margin stock”, as such term is defined in Regulation U of the Federal Reserve Board.

13. Late Charge. If any sum payable under this Note is not paid in full within ten (10) days of the date it is due, the Borrower shall pay to the Lender an amount equal to five percent (5%) of such unpaid sum, to defray the expenses incurred by the Lender in handling and processing such delinquent payment and to compensate the Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgage and the Loan Documents.

14. Preservation and Maintenance of Properties and Assets. At all times throughout the term of this Note, the Borrower shall operate, maintain and preserve all rights, privileges, franchises, licenses and other properties and assets necessary to conduct the Borrower’s business in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder.

15. Taxes. The Borrower shall prepare and timely file all Federal, state and local tax returns required to be filed by the Borrower and promptly pay and discharge all taxes, assessments, and other governmental charges imposed upon the Borrower or the Mortgaged Premises before the same shall become in default, or become a lien upon the Mortgaged Premises except for those taxes, assessments and other governmental charges then being contested in good faith by the Borrower by appropriate proceedings and for which the Borrower has maintained adequate reserves in the sole reasonable judgment of the Lender. The Borrower shall submit to the Lender, upon request, an affidavit signed by the Borrower certifying that all Federal, state and local income tax returns have been filed to date and all real property taxes, assessments and other governmental charges with respect to the Mortgaged Premises have been paid to date. In addition, within fifteen (15) days of its receipt of a written request from the Lender, the Borrower shall provide the Lender with written evidence of the Borrower’s full payment of real property taxes for the Mortgaged Premises in the form of paid receipted tax bills on an annual basis.

16. Advances. At any time during the term of this Note, if the Borrower should fail to perform or observe, or to cause to be performed or observed, any covenant or obligation of the Borrower under this Note or the other Loan Documents as and when required to be so performed or observed, then the Lender upon the giving of reasonable notice, may (but shall be under no obligation to) take such steps as are necessary to remedy any such nonperformance or nonobservance and provide for payment thereof. All amounts advanced by the Lender pursuant to this Paragraph 16 shall become an additional obligation of the Borrower to the Lender secured by the Loan Documents, and shall become immediately due and payable by the Borrower, together with interest thereon at the Default Rate (such Default Rate of interest to be calculated from the date of such advance by the Lender to the date of repayment thereof by the Borrower).

17. Tender of Payment. All payments due on this Note are payable at the principal office of the Lender located in Short Hills, New Jersey, or such other place as the Lender shall designate to the Borrower in writing, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, in immediately available funds, without counterclaim, or setoff and free and clear of, and without deduction or withholding for, any taxes or other payments.

18. Time of Payment. Whenever any payment to be made by the Borrower to the Lender pursuant to the terms of this Note (i) shall be tendered by the Borrower to the Lender in immediately available funds, prior to 1:00 P.M. on the date when due (which date shall be a Business Day), then such payment shall be considered to have been made on that Business Day, (ii) shall be tendered by the Borrower to the Lender in immediately available funds after 1:00 P.M. on the date when due (which date shall be a Business Day), then such payment shall be considered to have been made on the next succeeding Business day or any Business Day, then such payment shall be considered to have been made on that Business Day, or (iii) shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

19. Events of Default. The occurrence of any of the following events and the passing of any applicable notice and cure period shall constitute an “Event of Default” under this Note (hereinafter referred to as an “Event of Default”):

(i) Breach of Representation or Warranty. Any representation or warranty made by the Borrower in this Note or in any of the other Loan Documents, or in any other writing including the loan application, given in connection herewith shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made;

(ii) Failure to Make Payment of Principal and/or Interest. The Borrower shall have failed to make any payment of any installment of principal and/or interest on this Note on its due date;

(iii) Failure to Perform Covenant - Payment of Moneys. The Borrower shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of monies on the part of the Borrower to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by subparagraph (ii) above and such default shall have remained uncured by the Borrower for a period of ten (10) days after written notice of said default has been provided to the Borrower;

(iv) Failure to Perform Covenant - Others. The Borrower shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of the Loan Documents other than the payment of moneys which shall be governed by subparagraphs (ii) and (iii) above and such default shall have remained uncured by the Borrower for a period of thirty (30) days after written notice of said default has been provided to the Borrower; provided, however, that if the Borrower shall be diligently proceeding to cure such default and said default by its nature and character cannot be cured within said thirty (30) day period, then the Borrower shall have an additional thirty (30) days within which to continue to diligently proceed to cure such default;

(v) Collateral Position. If the Mortgage made by the Borrower shall not give to the Lender a valid first lien on the Mortgaged Premises for the indebtedness to be secured thereby;

(vi) Bankruptcy. (a) The Borrower shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; (b) a custodian shall have been appointed with or without consent of the Borrower; (c) the Borrower shall generally not be paying its debts as they become due; (d) the Borrower shall have made a general assignment for the benefit of its creditors; (e)

the Borrower shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with its creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; (f) or a petition in bankruptcy shall have been filed against the Borrower and shall not have been dismissed for a period of sixty (60) consecutive days, or if an Order for Relief has been entered under the Bankruptcy Code; or (g) an order, judgment or decree shall have been entered without the application, approval or consent of the Borrower by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Borrower of a substantial part of its assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days;

(vii) Security Interests. The Borrower (a) shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted hereunder, to be created in any of the Collateral, including, without limitation, the Mortgaged Premises, or (b) shall have failed to take any action reasonably requested by the Lender to perfect or protect the security interest provided for in the Loan Documents;

(viii) Intentionally Omitted;

(ix) Liens and Encumbrances. A construction lien claim, mechanics lien, tax lien, or any other type of lien or other encumbrance shall have been filed against all or any portion of the Mortgaged Premises or any other Collateral, other than liens in favor of the Lender and any encumbrances expressly permitted under Section 5.4 of the Mortgage, and such claim, lien, or other encumbrance is not bonded, satisfied, removed, or vacated within thirty (30) days after its entry;

(x) Attachments. A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of the Borrower or any judgment shall be entered against the Borrower which shall become a lien on the Borrower’s properties or assets or any portion thereof or interest therein, and such writ or judgment is not bonded, satisfied, removed, or vacated within thirty (30) days after its entry;

(xi) Seizure of Assets. Seizure or foreclosure of any of the material properties or assets of the Borrower pursuant to process of law or by respect of legal self-help;

(xii) Defaults Under Other Financing Agreements. Default by the Borrower in any of the terms or conditions of any agreement covering the payment of borrowed money from the Lender or any other creditor or lender, whether now existing or hereafter arising;

(xiii) Transfer of Mortgaged Premises. The Borrower shall have transferred, or caused to have been transferred, title to or possession of any interest in all or any portion of the Mortgaged Premises to any Person without the prior express written consent of the Lender, whether such transfer is done voluntarily, involuntarily or by operation of law. For purposes of this Note, the term “transfer” shall mean (a) the direct or indirect sale, transfer, or conveyance of the Mortgaged Premises or any portion therein or interest therein, (b) the execution of an installment sale contract or similar instrument affecting all or a portion of the Mortgaged Premises, (c) the direct or indirect sale, transfer or conveyance of any ownership interest in and to the Borrower, and (d) the termination or dissolution of the Borrower;

(xiv) Loss of Licenses or Permits. The loss of any license or permit material for the operation of all or any portion of the Mortgaged Premises or the business of any tenants located at the Mortgaged Premises;

(xv) Appraisals. The Lender shall not have been permitted by the Borrower or any other Person the right to conduct appraisals for the purpose of determining the current valuation of all or any portion of the Mortgaged Premises during the term of the Loan at no expense to the Borrower; and/or

(xvi) Limitation of Indebtedness. The Borrower shall have delivered or caused to be delivered to Lender a notice pursuant to 42 Pa. C.S.A. § 8143 electing to limit the indebtedness evidenced by this Note and secured by the Mortgage.

(xvii) Borrower Ceases to be Sole Occupant. The Borrower ceases to be the sole occupant at the Mortgaged Premises.

20. Remedies. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such Event of Default, the Lender may take one or more of the following remedial steps:

(i) Acceleration. Declare immediately due and payable the outstanding principal balance of this Note, together with all accrued and unpaid interest, fees and other sums or expenses payable hereunder and accordingly accelerate payment thereof notwithstanding contrary terms of payment stated herein, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained herein or elsewhere;

(ii) Other Actions. Take any action at law or in equity (a) to collect the payments then due and thereafter to become due under this Note or (b) to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Note;

(iii) Loan Documents. Exercise any and all rights and remedies which are provided for in the other Loan Documents; and

(iv) Uniform Commercial Code; other Remedies. Exercise any and all rights and remedies which are provided for under the Pennsylvania Uniform Commercial Code, as amended and modified from time to time, at law, or in equity.

21. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or disposition of the Collateral or any other monies received from the Borrower shall be applied in accordance with the terms, conditions, and provisions of Paragraph 3(v) above.

22. Notices. Unless otherwise indicated differently, all notices which may be required hereunder shall be in writing and shall be delivered or sent by confirmed telecopy transmission, nationally recognized overnight courier service or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party by notice given as aforesaid:

If to the Borrower:	Kensey Nash Corporation
735 Pennsylvania Avenue
Exton, Pennsylvania 19341
Attention: Ms. Wendy F. DiCicco
Chief Financial Officer
Telecopy No.: (484) 713-290

With a copy to:	Butera, Beausang, Cohen & Brennan
630 Freedom Business Center, Suite 212
King of Prussia, Pennsylvania 19406
Attn.: Stuart N. Cohen, Esq.
Telecopy No.: (610) 265-7205

If to the Lender:	Citibank, F.S.B.
101 JFK Parkway, 4th Floor
Attn: Ms. Eileen McEvoy
Senior Vice President
Telecopy No.: (973) 921-2763

With a copy to:	Reed Smith LLP
Princeton Forrestal Village
136 Main Street, Suite 250
Princeton, New Jersey 08540
Attn.: Christopher J. Maurer, Esquire
Telecopy No.: (609) 951-0824

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third (3rd) day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to the Lender and/or the Borrower.

23. Further Assurances. The Borrower shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Note, the Mortgage, or any other Loan Document executed in connection with this Note.

24. Indemnification. The Borrower agrees to and hereby does indemnify, protect, defend and save harmless the Lender, as well as the Lender’s directors, officers, employees, agents, attorneys and shareholders (hereinafter referred to collectively as the “Indemnified Parties” and individually as an “Indemnified Party”) from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan; provided, however, the Borrower shall not be obligated to indemnify, protect, defend and save harmless an Indemnified Party, if the loss, damage, expense or liability was caused by or resulted from said Indemnified Party’s own gross negligence or willful misconduct. In any case action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against the Borrower, said Indemnified Party, against whom such action was brought shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel selected by the Borrower and reasonably satisfactory to said Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by said Indemnified Party, said Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. The Borrower shall not be liable for any settlement of any such action effected without the Borrower’s consent, but if settled with the Borrower’s consent, or if there be a final judgment for the claimant in any such action, the Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment. The provisions of this Paragraph 24 shall survive the termination of this Note and the repayment of the Loan evidenced by this Note.

25. Incorporation of Other Loan Documents by Reference. The Borrower hereby agrees with the Lender that it shall be bound by and shall comply with all terms, covenants, conditions of the Mortgage and all of the other Loan Documents to which it is a party, all of which shall be construed as one instrument, and any Event of Default in any term, covenant or condition contained in the aforesaid Loan Documents shall be deemed an Event of Default under this Note, and upon the occurrence of any Event of Default, if the Lender so elects, all money owed by the Borrower to the Lender by virtue of this Note or the other Loan Documents shall be forthwith due and payable.

26. Right of Setoff (Conditional). The Borrower hereby grants to the Lender, a continuing lien, security interest and right of setoff as security for all of its obligations owed to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender and its successors and assigns, or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice (any such notice being hereby expressly waived by the Borrower), the Lender may setoff the same or any part thereof and apply the same to any obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, COLLATERAL OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVED.

27. Disclosure of Information to Governmental Authorities. The Lender is hereby authorized to disclose any financial or other information about the Borrower to any regulatory body or agency having jurisdiction over the Lender, or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by the Lender to the Borrower so long as such disclosure to a prospective participant is subject to a confidentiality agreement. The Lender is authorized by the Borrower, without notice to it, to date this Note as of the day when the first disbursement of the Loan evidenced hereby is made.

28. Conflicting Paragraphs. In the event any paragraphs of this Note shall be determined to be apparently contrary to or conflicting with any other paragraph of this Note, then the paragraph containing the more specific provisions shall control and govern with respect to such apparent conflict.

29. Pennsylvania Law Governs; Consent to Jurisdiction. This Note and the rights and obligations of the parties hereunder shall be construed, interpreted, enforced and governed by the laws of the Commonwealth of Pennsylvania, excluding the laws applicable to conflicts and choice of laws. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or Federal court for the Commonwealth of Pennsylvania and consents that all service of process be sent in accordance with applicable laws; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

30. Modifications in Writing. This Note and any provision hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

31. Waiver. The Borrower and all others who may become liable for the payment of all or any part of the Loan do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment.

32. No Additional Waiver Implied by One Waiver. No release of any security for the Loan or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or the Loan Documents made by agreement between the Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of the Borrower, and any other who may become liable for the payment of all or any part of the Loan, under this Note, the Mortgage or the Loan Documents.

33. Parties. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, distributees and personal representatives (and, in the case of the Lender, any subsequent holder of this Note).

34. Absolute Liability of the Borrower. The liability of the Borrower and any guarantors or endorsers shall be absolute and unconditional and without regard to the liability of any other party, except as provided for herein.

35. Right to Sell a Portion of the Loan to a Prospective Participant. The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any other Person, to grant to one or more banks or other financial institutions participating interests in the Lender’s obligation to lend hereunder and to the Loan held by the Lender hereunder or under the other Loan Documents. In the event of any such grant by the Lender of a participating interest to any such participating bank or financial institution, whether or not upon notice to the Borrower or to any other Person, the Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder and under the other Loan Documents. The Lender may furnish any information concerning the Borrower, the Mortgaged Premises, and any other Collateral in its possession from time to time to prospective participating banks or other financial institutions; provided that the Lender shall require any such prospective participating bank or financial institution to agree in writing to maintain the confidentiality of such information.

36. Failure to Exercise Rights. Nothing herein contained shall impose upon the Lender any obligation to enforce any terms, covenants or conditions contained in this Note. Failure of the Lender, in any one or more instances to insist upon strict performance by the Borrower of any terms, covenants or conditions of this Note or any document, agreement, instrument or certificate executed by the Borrower in connection with this Note, shall not be considered or taken as a waiver or relinquishment by the Lender of its right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all the terms, covenants and conditions of this Note and said other documents. The consent of the Lender to any act or omission by the Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for the Lender’s consent to be obtained in any future or other instance.

37. Termination of this Note. Upon payment in full to the Lender of all principal, interest and other sums and expenses due on this Note and all other obligations hereunder, whether such payments shall be made on the stated Maturity Date, by acceleration or otherwise, and whether such payment shall be made before or after the occurrence of an Event of Default, or shall be made by or on behalf of the Borrower, or shall be received by the Lender from any source for the account of the Borrower, this Note and all obligations of the Borrower hereunder shall automatically terminate (except those provisions herein which expressly provide otherwise).

38. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to the Lender in this Note is intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by the Lender in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to the Lender herein. The exercise of any right or partial exercise thereof by the Lender shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by the Lender.

39. Usurious Interest Rate. Notwithstanding anything to the contrary contained in this Note, the effective rate of interest under this Note shall not exceed the maximum effective rate of interest permitted by applicable law. The Borrower hereby agrees to give the Lender prior express written notice in the event any interest payment made to the Lender with respect to this Note will cause the total interest payments collected in any one year to be usurious under applicable law, and the Lender hereby agrees not to collect knowingly any interest from the Borrower in the form of fees or otherwise which will render this Note usurious. In the event that the interest referred to hereunder would be usurious in the Lender’s opinion at any time, the Lender reserves the right to reduce the interest payable by the Borrower. The provisions of this Paragraph 39 shall survive the repayment of this Note.

40. No Assignment by Borrower. The Borrower may not assign any of its rights, title or interests in this Note, nor may the Borrower delegate any of its obligations and duties under this Note. Any attempted assignment or delegation in contravention of the foregoing shall be null and void without the prior express written consent of the Lender, which consent may be granted or denied in the Lender’s sole and absolute discretion, and any consent to such an assignment, in any event, shall be subject to the Lenders’ standard approval requirements, including, without limitation, the Lender’s receipt of formal credit approval through its credit approval process.

41. Successors and Assigns. The benefits of this Note shall inure to the benefit of the Lender, its successors and assigns.

42. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (i) WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THIS NOTE, AND (ii) AGREE THAT NEITHER THE BORROWER NOR THE LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THE LOAN AVAILABLE TO THE BORROWER AND TO ACCEPT THIS NOTE. IT IS INTENDED THAT SAID WAIVERS SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING. THE BORROWER AND THE LENDER RECOGNIZE THAT ANY DISPUTE ARISING IN CONNECTION WITH THE LOAN IS LIKELY TO BE COMPLEX AND CONSEQUENTLY THEY WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE THEIR RIGHTS TO A JURY TRIAL.

43. Credit Support Document. This Note is intended to act (i) as a “Credit Support Document” (as such term is defined in the Master Agreement), with respect to the Borrower and is hereby made a part of the “Schedule” (as such term is defined in the Master Agreement) of any Master Agreement entered into by the Borrower in connection with the Loan, which such Master Agreement shall include the Schedules thereto and all “Confirmations” (as such term is defined in the Master Agreement) exchanged between the parties confirming transactions thereunder, and (ii) as a “transfer” under a swap agreement made by or to a swap participant, in connection with a swap agreement, within the meaning of Section 546(g) of the Bankruptcy Code.

44. Entire Agreement/Integration Clause. This Note, taken together with all of the other Loan Documents and all certificates and other documents delivered by the Borrower or any other Person to the Lender in connection with the Loan, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note and the other Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Note and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or in the other Loan Documents.

45. Replacement of Lost Promissory Notes or Collateral Documents. Upon receipt of a sworn affidavit of an authorized officer of the Lender as to the loss, theft, destruction or mutilation of this Note and/or any of the other Loan Documents which is not of public record, and, in the case of such loss, theft, destruction or mutilation, upon cancellation of such Note or such Loan Document, the Borrower shall issue for the benefit of the Lender, in lieu thereof, a replacement Note and/or Loan Document in the same principal amount thereof and otherwise of like tenor.

46. Definitions, Interpretation and Construction. In this Note, unless the context otherwise requires:

(i) Paragraphs mentioned by number only are the respective paragraphs of this Note as so numbered.

(ii) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa.

(iii) If any clause, provision or paragraph of this Note shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof.

(iv) The terms “herein”, “hereunder”, “herewith”, “hereto”, “hereof” and any similar terms as used in this Note refer to this Note; the term “heretofore” means before the date of execution of this Note; and the term “hereafter” means after the date of execution of this Note.

(v) “Bankruptcy Code” shall mean Title 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended and/or modified from time to time, or any successor statute.

(vi) “Business Day” shall mean (i) for all purposes (other than as covered by clause (ii) below), any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New Jersey, or is a day upon which banking institutions located in such state are required or authorized by law or other governmental action to close and (ii) if the applicable day relates to the LIBO Rate or an Interest Period for the Loan, the day on which dealings on dollar deposits are also carried on in the London interbank market and banks are open for business in London.

(vii) “Closing Date” shall mean May 25, 2006.

(viii) “EBITDA” shall mean, with respect to the Borrower, as of any date of determination thereof, for the period of four (4) consecutive fiscal quarters immediately preceding said date of determination taken together as one accounting period, the amount equal to the sum of (a) Net Income for the Borrower for such test period, plus (b) all gross interest expense on all indebtedness of the Borrower for such test period, plus (c) all charges against income of the Borrower for foreign, federal, state and local income taxes for such test period, plus (d) all depreciation expense for the Borrower for such test period, plus (e) all amortization expense for the Borrower for such test period plus (f) all non-cash equity compensation expense (i.e., equity compensation related to adopting Statement of Financial Accounting Standards No. 123(R), Share Based Payment) for the Borrower for such test period plus (g) all other net non-cash charges for the Borrower for such test period, after eliminating therefrom any (1) extraordinary items, (2) gains and losses from the sale of assets in connection with any sale/leaseback transaction or arrangement, and (3) results of discontinued operations, all as determined in accordance with generally accepted accounting principles, consistently applied.

(ix) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the Department of Labor and/or the Pension Benefit Guaranty Corporation.

(x) “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

(xi) “Fixed Charge Coverage Ratio” shall mean, with respect to the Borrower, as of any date of determination thereof, for the period of four (4) consecutive fiscal quarters immediately preceding said date of determination taken together as one accounting period, the ratio of (a) the difference between (1) EBITDA for such test period minus (2) cash taxes paid by the Borrower for during such test period divided by (b) the sum of (1) all principal payments due and payable on all indebtedness of the Borrower during the four fiscal quarters immediately following said date of determination plus (2) all interest expense due and payable on all indebtedness of the Borrower during the four fiscal quarters immediately preceding said date of determination, all calculated in accordance with generally accepted accounting principles, consistently applied.

(xii) “Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

(xiii) “Interest Period” shall mean one or more interest periods during the term of a Loan bearing interest at the LIBO Rate Option, each such interest period, to be a thirty (30) day period (or such shorter period to be agreed to by the Lender in its sole and absolute discretion), subject to availability, all as more fully subject to the provisions of Paragraph 4 of this Note.

(xiv) “Interest Rate Determination Date” and “Interest Rate Determination Dates” shall mean the date on which the Lender determines the LIBO Rate applicable to the continuation or conversion of the Loan while bearing interest at the LIBO Rate Option. The Interest Rate Determination Date shall be the second (2nd) Business Day prior to the first day of the Interest Period applicable to such continuation or conversion (unless an Interest Period begins on the date hereof, in which case the Interest Rate Determination Date for such Interest Period shall be the date hereof).

(xv) “LIBO Rate” shall mean, with respect to any Interest Period applicable to the Loan while bearing interest at the LIBO Rate Option, an interest rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period for the Loan which appears on the Dow Jones Markets Service display page 3750 as of 11:00 A.M. (London time) on the day that is two (2) Business

Days preceding the first day of such applicable Interest Period; provided, however, that if the rate described above does not appear on the Dow Jones Markets Service display page 3750 on any applicable Interest Rate Determination Date, then the LIBO Rate shall be the rate (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such applicable Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 A.M. (London time) on the day that is two (2) Business Days preceding the first day of such applicable Interest Period as selected by the Lender. The principal London office of each of the four (4) major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date shall be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the applicable Interest Period for the Loan offered by major banks in New York City at approximately 11:00 A.M. (New York City, New York time), on the day that is two (2) Business Days preceding the first day of such applicable Interest Period. In the event that the Lender is unable to obtain any such quotation, it will be deemed that the LIBO Rate in connection with the Loan cannot be determined. In the event that the Federal Reserve Board shall impose a Reserve Percentage with respect to LIBO Rate deposits of the Lender, then for any period during which such Reserve Percentage shall apply, the LIBO Rate shall be equal to the amount determined above divided by an amount equal to 1.00 minus the Reserve Percentage. The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

(xvi) “Loan Documents” shall mean a collective reference to the Collateral Documents, this Note, any interest or currency “swap agreement” (as such term is defined at 11 U.S.C. § 101), future, option, collar, cap, hedge, derivative or any other such agreement providing for the transfer or mitigation of interest risks entered into in connection with the Loan, and any other documents, agreements, instruments, certificates or information delivered by the Borrower or any other Person to the Lender in connection with the Loan, including, without limitation, any Master Agreement.

(xvii) “Master Agreement” shall mean a collective reference to (a) any form of ISDA Master Agreement produced by the International Swap Dealers Association, Inc., or other form of evidence of a swap transaction, as said forms may be from time to time amended, modified and/or supplemented, which is entered into by the Borrower in connection with the Loan, and (b) any and all schedules, confirmations and other documents exchanged between the parties to the agreements described in the foregoing clauses (a) and (b) in connection with confirming and/or evidencing the transactions thereunder.

(xviii) “Net Income” shall mean, with respect to the Borrower, as of any date of determination for any test period, all amounts which would be included under net income on an income statement of the Borrower for such test period, all in accordance with generally accepted accounting principles, consistently applied.

(xix) “Notice of Borrower” shall mean, with respect to a proposed borrowing of proceeds of the Loan pursuant to Paragraph 1(ii) hereof, a notice in the form of Exhibit “A” attached hereto and made a part hereof.

(xx) “Notice of Conversion/Continuation” shall mean, with respect to a proposed conversion to or continuation of a Loan pursuant to Paragraph 2(ii)(b) hereof, a notice in the form of Exhibit “B” attached hereto and made a part hereof.

(xxi) “Person” or “Persons” shall mean any one or more natural persons, corporations, partnerships, limited liability companies, limited partnerships, limited liability partnerships, firms, associations, joint ventures, trusts, governmental agencies or any political subdivisions thereof, incorporated organizations, or any other entity or natural person, whether acting in an individual, fiduciary other capacity.

(xxii) “Prime Rate” shall mean the variable per annum rate of interest so designated from time to time by the Lender as its “prime rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged by the Lender to any customer. Changes in the rate of interest resulting from changes in the “prime rate” shall take place immediately without notice or demand of any kind.

(xxiii) “Reserve Percentage” shall mean for any date that percentage, if any (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Lender (which determination shall be conclusive absent manifest error) which is in effect on such date, as prescribed by the Federal Reserve Board, for determining the maximum aggregate reserve requirement (including, without limitation, any basic, supplemental, marginal, emergency and other reserves) for a member bank of the Federal Reserve System in respect of any “eurocurrency liabilities” (as defined in Regulation D) having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Loan when bearing interest at the LIBO Rate Option is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

47. Lender’s Right to Sell Loan to Third Party. Lender shall have the unrestricted right at any time or from time to time, and without the Borrower’s or any other Person’s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (hereinafter each shall be referred to as an “Assignee”), and the Borrower hereby agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any of the other Loan Documents as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. The Borrower and/or the Lender may furnish any information concerning the Borrower in their respective possession from time to time to prospective Assignees, provided that the Borrower and/or the Lender, as applicable, shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

48. Assignment to Federal Reserve Banks. The Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of this Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or assignment or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

49. Confession of Judgment for Ejectment. FOR THE PURPOSE OF THE REMEDIES AFFORDED TO THE LENDER IN THIS NOTE, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, THE BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD WITHIN THE UNITED STATES, AS ATTORNEY FOR THE BORROWER AND ALL PERSONS CLAIMING UNDER OR THROUGH THE BORROWER, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PREMISES AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH THE BORROWER, AND IN FAVOR OF THE

LENDER, ITS SUCCESSORS AND ASSIGNS, FOR RECOVERY BY THE LENDER OF POSSESSION THEREOF, FOR WHICH THIS NOTE, OR A COPY HEREOF, VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PREMISES SHALL REMAIN IN OR BE RESTORED TO THE BORROWER, THE LENDER SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT OR ANY SUBSEQUENT EVENT OF DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE-PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PREMISES. THE LENDER MAY BRING AN AMICABLE ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THE MORTGAGE OR TO ENFORCE THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR AFTER ENTRY OR JUDGMENT THEREIN OR ON THIS NOTE, OR AFTER A SHERIFF’S SALE OF THE MORTGAGED PREMISES IN WHICH THE LENDER IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION AND CONFESSION OF JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS NOTE AND THE MORTGAGE, AND SHALL SURVIVE ANY EXECUTION SALE TO THE LENDER. THE BORROWER HEREBY ACKNOWLEDGES AND CONFIRMS THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THIS NOTE, THE MORTGAGE, AND THE OTHER LOAN DOCUMENTS AND THE BORROWER HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH IN THIS PARAGRAPH 49.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Borrower has caused this Note to by duly executed, witnessed and delivered all as of the day and year first above written.

ATTEST:		KENSEY NASH CORPORATION, a Delaware corporation

By:	/s/ Jeffrey C. Kelly	By:	/s/ Wendy F. DiCicco
	Jeffrey C. Kelly		Wendy F. DiCicco
	Senior Director of Legal Affairs		Chief Financial Officer

JOINDER AND AGREEMENT TO FUND

The Lender hereby joins in this Note for the purposes of acknowledging its responsibility to fund proceeds of the Loan in accordance with the terms, conditions, and provisions of this Note, including, without limitation, Paragraph 1(i) of this Note.

CITIBANK, F.S.B.

By:	/s/ Eileen McEvoy Higgins
Eileen McEvoy Higgins
Senior Vice President

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

SECURED COMMERCIAL MORTGAGE LOAN NOTE

BY KENSEY NASH CORPORATION, AS THE BORROWER,

IN FAVOR OF CITIBANK, F.S.B., AS THE LENDER, DATED MAY 25, 2006

Form of Notice of Borrowing

To: Citibank, F.S.B. (hereinafter referred to as the “Lender”) in its capacity as payee under that certain Secured Commercial Mortgage Loan Note dated May 25, 2006 (hereinafter, as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented, referred to as the “Note”) entered into by Kensey Nash Corporation, a Delaware corporation (hereinafter referred to as the “Borrower”) in favor of the Lender. Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Note.

Pursuant to Paragraph 1(ii) of the Note, this Notice of Borrowing (hereinafter referred to as the “Notice”) represents the request of the Borrower to borrow on                     , 20     (hereinafter referred to as the “Borrowing Date”) from the Lender an aggregate principal amount of $                            . The Interest Period with respect to such borrowing shall be thirty (30) days. Proceeds of such borrowing are to be deposited on the Borrowing Date in the account maintained by the Borrower with the Lender, Account No.                             , in immediately available funds.

The Borrower hereby certifies that (i) the representations and warranties of the Borrower as set forth in the Note and in any other Loan Document (except (a) representations and warranties which expressly speak only as of a different date, and (b) changes permitted or contemplated by the Note) are true and correct in all material respects as of the Borrowing Date; (ii) no Event of Default has occurred and is continuing under the Note or any other Loan Document or will result from this proposed borrowing, and (iii) the Borrower shall have performed in all material respects all agreements contained in and satisfied all conditions under the Note and the other Loan Documents required to be performed by it on or prior to the Borrowing Date.

The Borrower hereby represents and warrants and agrees that the proceeds of the borrowing requested by this Notice shall be used for a purpose which is permitted under the Note and that, as of the date of this Notice, the aggregate principal amount of any and all outstandings, including, without limitation, the aggregate principal amount of the borrowing requested under this Notice, does not exceed $35,000,000.00.

Dated:                 , 20__

KENSEY NASH CORPORATION,
as the Borrower

By:
Name:
Title:

EXHIBIT “B”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

SECURED COMMERCIAL MORTGAGE LOAN NOTE

BY KENSEY NASH CORPORATION, AS THE BORROWER,

IN FAVOR OF CITIBANK, F.S.B., AS THE LENDER, DATED MAY 25, 2006

Form of Notice of Conversion/Continuation

To: Citibank, F.S.B. (hereinafter referred to as the “Lender”) in its capacity as payee under that certain Secured Commercial Mortgage Loan Note dated May 25, 2006 (hereinafter, as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented, referred to as the “Note”) entered into by Kensey Nash Corporation, a Delaware corporation (hereinafter referred to as the “Borrower”) in favor of the Lender. Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Note.

Pursuant to the terms, conditions and provisions of Paragraph 2(ii)(b) of the Note, this Notice of Conversion/Continuation (hereinafter referred to as the “Notice”) represents the Borrower’s election to [insert one of the following]:

*	convert the entire principal amount of the Loan which is bearing interest at the Prime Rate Option to the LIBO Rate Option on , 20 .

**	continue the entire principal amount of the Loan which is bearing interest at the LIBO Rate Option with a current Interest Period ending on , 20 .

***	convert the entire principal amount of the Loan which is bearing interest at the LIBO Rate Option with a current Interest Period ending on , 20 to a Prime Rate Option on , 20 .

The Borrower hereby certifies that no Event of Default or event which, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred and is continuing under the Note.

Dated:                     , 20

KENSEY NASH CORPORATION,
as the Borrower

By:
Name:
Title:

*	Use if converting from the Prime Rate Option to the LIBO Rate Option.

**	Use if continuing from the LIBO Rate Option at the LIBO Rate Option.

***	Use if converting from the LIBO Rate Option to the Prime Rate Option.

SCHEDULE “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

SECURED COMMERCIAL MORTGAGE LOAN NOTE

BY KENSEY NASH CORPORATION, AS THE BORROWER,

IN FAVOR OF CITIBANK, F.S.B., AS THE LENDER, DATED MAY 25, 2006

Amortization Schedule

See Attached.